Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71792, 33-89786, 333-56093, and 333-101548)
and Registration Statement on Form S-3 (No. 333-76089) of DENTSPLY International Inc. of our report dated March 15, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.




PricewaterhouseCoopers LLP

Philadelphia, PA
March 15, 2004